Exhibit 10.1

AMENDMENT AND RESTATEMENT OF
LEASE ACQUISITION AGREEMENT

            This Amendment and Restatement of Lease Acquisition Agreement (the "Agreement"), dated as of October 1, 2011 (the "Effective Date"), is between Mainland Resources, Inc., a Nevada corporation, whose address is 21 Waterway Avenue, Suite 300, The Woodlands, Texas 77380 ("Seller"), and Sklar Exploration Company, L.L.C., a Louisiana limited liability company, whose address is 401 Edwards Street, Suite 1601, Shreveport, Louisiana 71101("Buyer"). Seller and Buyer are sometimes referred to herein as a "Party" or the "Parties."

RECITALS

            A.     Seller owns certain rights and interests in and to various oil and gas leasehold estates covering and affecting lands situated in (1) Sections 11, 12, 14, 15, 16, 21, and 22 in Township 13 North, Range 14 West, DeSoto Parish, Louisiana, and (2) Section 7, Township 13 North, Range 13 West, DeSoto Parish, Louisiana (collectively the "Subject Area").

            B.     Pursuant to that certain "Lease Acquisition Agreement" ("LAA") dated effective as of October 1, 2011, by and between Seller and Buyer, Seller agreed to sell and convey to Buyer and Buyer agreed to purchase and acquire from Seller all of Seller's right, title and interest in and to all oil, gas and mineral leases covering lands located in whole or in part within the Subject Area (collectively, the "Leases"), including, without limitation, those oil, gas and mineral leases described in Exhibit "A" attached hereto and by reference made a part hereof (as said Exhibit A may be amended, supplemented or modified through the Closing Date by written agreement of the Parties).

            C.     In the conduct of Buyer's title review pursuant to Article 4 of the LAA, Buyer determined that Guggenheim Energy Opportunities Fund, L.P., a Delaware limited partnership ("Guggenheim") owns certain rights and interests in various overriding royalty interests covering and affecting the Leases to which the interests of Seller in the Leases are subject (the "Guggenheim ORI"). At Closing, Guggenheim will sell and convey to Seller, and Seller will purchase and acquire from Guggenheim, the Guggenheim ORI, such conveyance to be effective just prior to the Effective Date (the "Guggenheim-Mainland Assignment").

            D.     To facilitate the timely closing of the transactions as contemplated by the LAA, Seller and Buyer have agreed to enter into this Agreement as an amendment to, and in replacement of, the LAA.

            NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree that this Agreement is hereby adopted as an amendment and restatement of the LAA, as follows:

ARTICLE 1
PURCHASE AND SALE

            1.1     Purchase and Sale. Subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller and Seller agrees to sell, assign and deliver to Buyer, all of Seller's right, title and interest in and to the following (the "Assets"), delivered at a 75% net revenue interest and limited to those depths above 100 feet below the stratigraphic equivalent of the base of the Cotton Valley formation, as identified at 10,260 feet log depth in the electric log of the Winchester Samuels 23-1 well (API#17-031-24064), for the consideration specified in Article 2.

            1.2     Assets. "Assets" shall mean all of Seller's right, title and interest in and to the following:

                        (a)     The Leases, insofar and only insofar as the Leases cover and affect the depths from the surface of the lands covered thereby down to 100 feet below the stratigraphic equivalent of the base of the Cotton Valley formation, as identified at 10,260 feet log depth in the electric log of the Winchester Samuels 23-1 well (API#17-031-24064);

                        (b)     All unitization, pooling and communitization agreements, declarations, orders, and the units created thereby relating to the properties and interests described in Section 1.2(a) and to the production of oil, gas and other hydrocarbons ("Hydrocarbons"), if any, attributable to said properties and interests, and all surface leases, permits, rights-of-way, easements and other surface rights agreements used or held in connection with the exploration, drilling, production, gathering, treatment, processing, storing, sale or disposal of Hydrocarbons or produced water from the interests described in Section 1.2(a); and

                        (c)     To the extent transferable and in Seller's possession, all of Sellers land records, lease records, contract files, title records (including abstracts of title, title opinions and memoranda, title curative documents and broker run sheets) and other records relating to the items described in Sections 1.2(a) and 1.2(b) but excluding any seismic, geological, geophysical and interpretative data or information and any information covered by the attorney-client or attorney work-product privilege or confidentiality restrictions that prevent their disclosure to Buyer (the "Records").

ARTICLE 2
PURCHASE PRICE

            2.1     Purchase Price. The purchase price for the Assets shall be $609,200 (the "Purchase Price"), which represents a purchase price of $230.71 per Net Acre (the "Per Acre Price") for the 2,640.6 aggregate Net Acres covered by the Leases as set forth in Exhibit A. "Net Acre" shall mean (i) Seller's undivided interest in the leasehold estate created by the applicable Lease multiplied by (ii) the number of acres covered by the Lease multiplied by (ii) the lessor's percentage interest in the oil and gas mineral fee estate in the land covered by the Lease. "Allocated Value" with respect to a Lease shall mean an amount equal to the Per Acre Price multiplied by the number of Net Acres set forth in Exhibit A for such Lease. At Closing, Buyer shall pay, by wire transfer of immediately available funds, $79,200 of the Purchase Price (the "Guggenheim Funds") to Guggenheim, for the benefit of Mainland, as Mainland's consideration to Guggenheim for the Guggenheim-Mainland Assignment.

            2.2     Deposit. Contemporaneous with the execution of the LAA, Buyer delivered to the lender of Seller, Pierco Management, Inc. (the "Lender"), by wire transfer in immediately available funds according to the wire instructions provided by Lender, an amount equal to ten percent (10%) of the Purchase Price (the "Deposit"). The Deposit (and all accrued interest thereon) shall be held by Lender on behalf of Seller and either: (i) retained at Closing by Lender, if the Closing is consummated, or (ii) returned to Buyer or retained by Lender, on behalf of Seller in accordance with Section 9.2 if the Closing is not consummated.

            2.3     Adjustments to Purchase Price. At Closing, the Purchase Price shall be adjusted according to this Section 2.3 without duplication as follows:

                        (a)     adjusted downward for Defect Values (less the Title Deductible) in accordance with Section 4.6, and the Allocated Value of each Lease excluded pursuant to Section 4.7 or 4.8; and

                        (b)     adjusted upward by an amount equal to the Per Acre Price multiplied by the number of Net Acres covered by the Leases in excess of the aggregate number of Net Acres set forth in Exhibit A if prior to Closing Seller can demonstrate to Buyer's reasonable satisfaction that the Net Acres covered by the Leases exceeds the aggregate number of Net Acres set forth in Exhibit A.

All such adjustments to the Purchase Price shall be set forth on a "Settlement Statement" which Seller shall prepare and provide to Buyer at least two business days before Closing. The Settlement Statement shall be approved by Buyer and Seller on or before Closing. The Purchase Price as so adjusted, less the Deposit (which shall be retained by Lender on behalf of Mainland at Closing) less the Guggenheim Funds, shall be paid at Closing and is referred to herein as the "Closing Amount."

ARTICLE 3
BUYER'S INSPECTION

            3.1     Access to Records. Until Closing, Seller will make available to Buyer and its representatives at Seller's office or at the office of its intermediary (Meagher Energy Advisors) during Seller's or such intermediary's normal business hours, the Records in Seller's or such intermediary's possession or control relating to the Assets for the purpose of permitting Buyer to perform its due diligence review.

            3.2     No Representation or Warranty. Except as set forth in this Agreement, Seller makes no representation or warranty as to the accuracy or completeness of the Records. Buyer agrees that any conclusions drawn from such Records shall be the result of its own independent review and judgment.

ARTICLE 4
TITLE DEFECTS

            4.1     Defensible Title. The term "Defensible Title" with respect to a Lease means such title that can be deduced from the applicable parish, state and federal records (a) to the mineral estate underlying the Leases, and (b) of Seller in and to the Leases which, subject to and except for Permitted Encumbrances: (i) results in Seller owning that number of Net Acres with respect to the Lease equal to the number of Net Acres for the Lease set forth in Exhibit A, (ii) entitles Seller to not less than an 75% net revenue interest in the Lease ("NRI") and grants to the lessee all of the rights afforded in a standard oil, gas and mineral lease, (iii) a reasonable and prudent person engaged in the business of the ownership, development and operation of oil and gas properties with the knowledge of all the facts and their legal bearing would be willing to accept title to such Lease; and (iv) is free and clear of any existing burdens, leases, lawsuits, mortgages, liens, security interests, encumbrances, claims, default, lis pendens, and any other defects that would create a material impairment of use, economic benefit and enjoyment of, or loss of interest in, the affected Lease by Buyer.

            4.2     Permitted Encumbrances. The term "Permitted Encumbrances" shall mean:

                        (a)     lessors' royalties, overriding royalties, net profits interests, production payments, reversionary interests and similar burdens if the net cumulative effect of such burdens does not operate to reduce the NRI, either presently or in the future, on a Lease-by-Lease basis, below 75%;

                        (b)     easements, rights-of-way, servitudes, permits, surface leases and other rights with respect to surface operations, on, over or in respect of any of the Leases or any restriction on access thereto that do not materially interfere with the operation of the affected Lease;

                        (c)     the terms and conditions of the Leases;

                        (d)     liens created under deeds of trust, mortgages and similar instruments by the lessor under a Lease covering the lessor's surface and mineral interests in the land covered thereby, which would customarily be accepted by the original lessee in acquiring oil and gas leases or purchasing undeveloped oil and gas leases and for which the lessee would customarily seek a subordination of such lien to the oil and gas leasehold estate prior to conducting drilling activities on the lease;

                        (e)     all other liens, charges, encumbrances, contracts, agreements, instruments, obligations, defects and irregularities affecting the Assets customarily accepted by the original lessee in acquiring or purchasing undeveloped oil and gas fee leases in the area where the Leases are located and which the lessee would customarily waive or seek to cure after acquiring the lease, but prior to conducting drilling activities on the Leases;

                        (f)     liens for taxes or assessments not yet due and delinquent or, if delinquent, that are being contested in good faith in the normal course of business;

                        (g)     rights reserved to or vested in any federal, state, local, or tribal governmental body, authority or agency to control or regulate any of the Assets in any manner; and all applicable laws, rules, regulations and orders of general applicability in the area of the Assets;

                        (h)     defects in the early chain of title consisting of the mere failure to recite marital status in a document or omissions of successors of heirship proceedings, unless Buyer provides affirmative evidence that such failure or omission has resulted in another party's actual and superior claim of title to the relevant Asset;

                        (i)     defects arising out of lack of corporate authorization of third-parties unless Buyer provides affirmative evidence that such corporate action was not authorized and results in another party's actual and superior claim of title to the Asset;

                        (j)     defects that have been cured by possession under applicable statutes of limitation for adverse possession or for prescription;

                        (k)     defects based solely on lack of information in Seller's files; and

                        (l)     defects arising out of lack of survey, unless a survey is required by applicable laws or regulations.

            4.3     Title Defect. The term "Title Defect" means with respect to a Lease any burden, lease, lawsuit, mortgage, lien, encumbrance, adverse claim, default, expiration, failure, defect in or objection to real property title, other than Permitted Encumbrances, that alone or in combination with other defects renders Seller's title to the Lease less than Defensible Title.

            4.4     Defect Value. "Defect Value" means the following:

                        (a)     If the Title Defect is a lien or encumbrance on the Asset, the Defect Value shall be the cost of removing such lien or encumbrance including attorneys fees, not to exceed the Allocated Value of the affected Lease.

                        (b)     If the Title Defect is an actual reduction in NRI below 75% and Buyer does not exercise its option to terminate this Agreement as provided in Section 4.9 below, the Defect Value shall be the Allocated Value for the affected Lease, proportionately reduced by the ratio of the actual NRI to 75% (e.g., if the actual NRI is 70%; then the Defect Value would be 5/75ths of the Allocated Value).

                        (c)     If the Title Defect is that the actual Net Acres covered by the Lease is less than the number of Net Acres set forth in Exhibit A for such Lease, the Defect Value shall be an amount equal to such difference in Net Acres multiplied by the Per Acre Price.

            4.5     Notice of Title Defects. On or before two (2) days before Closing (the "Defect Notice Date"), Buyer shall deliver to Seller a written notice of Title Defects describing in reasonable detail (i) the Title Defect, (ii) the basis of the Title Defect and (iii) Buyer's good faith estimate of the reduction in the Lease's Allocated Value caused by the Title Defect ("Title Defect Value"). The failure of Buyer to timely notify Seller of a Title Defect on the Defect Notice Date shall be deemed a waiver by Buyer of such Title Defect.

            4.6     Defect Adjustments. If the Assets are affected by Title Defects (excluding any Leases excluded pursuant to the last sentence of this Section 4.6, Section 4.7 or Section 4.8) with an aggregate Defect Value in excess of five percent (5%) of the Purchase Price (the "Title Deductible"), the Purchase Price will be reduced under Section 2.3 by the amount by which such aggregate Defect Values exceed the Title Deductible unless with respect to a Title Defect: (i) Buyer agrees to waive the Title Defect, or (ii) Seller cures the Title Defect on or before 5:00 p.m. Mountain Time one (1) day before Closing. Seller shall have the right to elect (at or prior to Closing) to exclude and retain any Lease affected by Title Defects, in which event such Lease shall be excluded from the Assets to be assigned to Buyer at the Closing and the Purchase Price shall be reduced by an amount equal to the Per Acre Price multiplied by the number of Net Acres for such excluded Lease.

            4.7     Unresolved Title Disputes. If, by the Closing Date, the Parties have not resolved any dispute regarding (i) the existence and scope of a Title Defect, (ii) the amount of the Defect Value, or (iii) the adequacy of Seller's Title Defect curative materials, then the affected Lease(s) shall be retained by Seller and excluded from the Assets to be assigned to Buyer at the Closing and the Purchase Price shall be reduced by an amount equal to the Per Acre Price multiplied by the number of Net Acres for such excluded Lease(s) set forth on Exhibit A.

            4.8     Consents. Prior to Closing, Seller shall use reasonable efforts to obtain all required consents to assignment of the Leases. If Buyer discovers properties for which consents to assign are applicable during the course of Buyer's due diligence activities, Buyer shall notify Seller immediately and Seller shall use reasonable efforts to obtain such consents prior to Closing. Except for consents and approvals which are customarily obtained post-Closing, if a consent to assign any Lease has not been obtained as of the Closing Date, then at Buyer's election, the affected Lease(s) shall either be (a) conveyed to Buyer and the respective consents obtained by Buyer post-Closing and Buyer shall assume the risk of not obtaining such consents (provided that, after Closing, Seller shall continue to cooperate with Buyer to obtain such consent), or (b) retained by Seller and the Purchase Price shall be reduced by the Allocated Value of such Lease.

            4.9     Lease NRI Below 75%. Notwithstanding anything in this Agreement to the contrary, in the event a Title Defect as to any of the Leases is an actual reduction in the NRI for any such Lease below 75%, then Buyer may at its option by written notice delivered to Seller and Lender at any time prior to Closing terminate this Agreement, and the Deposit will be returned by Lender to Buyer as provided in Section 9.2 (c) below.

ARTICLE 5
SELLER'S REPRESENTATIONS AND WARRANTIES

            Seller makes the following representations and warranties as of the Effective Date and again as of the Closing Date:

            5.1     Status. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

            5.2     Power. Seller has all requisite power and authority to carry on its business as presently conducted. The execution and delivery of this Agreement does not, and the fulfillment of and compliance with the terms and conditions hereof will not violate, or be in conflict with, any material provision of Seller's governing documents, or any material provision of any agreement or instrument to which Seller is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to Seller.

            5.3     Authorization and Enforceability. This Agreement is duly authorized by all required corporate actions of Seller, and constitutes Seller's legal, valid and binding obligation, enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws for the protection of creditors, as well as to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

            5.4     No Liens. Except for the Permitted Encumbrances, the Assets will be conveyed to Buyer at Closing free and clear of all liens and encumbrances arising by, through or under Seller but not otherwise including, but not limited to, any and all mortgages, liens, security interests and other encumbrances held by Lender that cover and affect the Assets to secure debts and liabilities owed by Seller to Lender.

            5.5     Liability for Brokers' Fees. Seller has not incurred any liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Buyer shall have any responsibility whatsoever.

            5.6     No Bankruptcy. There are no bankruptcy proceedings pending, being contemplated by or, threatened against Seller.

            5.7     Litigation. There are no actions or suits pending against Seller with respect to the Assets and, to Seller's knowledge, there is no proceeding, claim or investigation pending or threatened with respect to the Assets (including, without limitation, any actions challenging or pertaining to Seller's title to any of the Assets) or which affect the execution and delivery of the Agreement or the consummation of the transactions contemplated hereby.

            5.8     Lease Status/Rentals. The Leases are held by production. Seller has not received a written notice of any request or demand for payments, adjustments of payments or performance pursuant to obligations under the Leases. Seller has not received a written notice of default with respect to any of the Leases.

            5.9     Accuracy of the Records. Seller makes no representations regarding the accuracy or completeness of any of the Records; provided, however, Seller does represent that (i) all of the Records are files, or copies thereof, that Seller has used in the ordinary course of operating and owning the Leases, (ii) Seller has made, or prior to Closing will make, all Records in its possession available to Buyer and (iii) Seller has not intentionally withheld any of the Records from Buyer.

            5.10     Compliance With Laws. Seller has not received written notice from any governmental agency that Seller's ownership or operation of the Assets is in violation of any applicable federal, state and local laws, including environmental laws, in any material respect.

            5.11     No Unrecorded Documents. There are no contracts, conveyances, assignments, agreements or encumbrances pertaining to the Leases that are not of record in the public records of DeSoto Parish, Louisiana, that affect the ownership or operation of the leasehold estates established by each of the Leases. Seller has not contracted, and shall not contract, to sell, sell and/or assign to any third party or burden the Leases and/or the lands covered by the Leases with any other interest other than those of record in the public records of DeSoto Parish, Louisiana, as of the Effective Date.

            5.12     No Preferential Rights/Consents/Approvals. None of the Leases is subject to the terms of any preferential right for a third party to purchase such Lease. There are no consents or approvals required to be obtained prior to the execution of this Agreement and the Closing of the transactions contemplated herein.

ARTICLE 6
BUYER'S REPRESENTATIONS AND WARRANTIES

            Buyer makes the following representations and warranties as of the Closing Date:

            6.1     Organization and Standing. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of Louisiana and is duly qualified to carry on its business in the State(s) where the Leases are located.

            6.2     Power. Buyer has all requisite power and authority to carry on its business as presently conducted. The execution and delivery of this Agreement does not, and the fulfillment of and compliance with the terms and conditions hereof will not, as of the Closing Date, violate, or be in conflict with, any material provision of Buyer's governing documents, or any material provision of any agreement or instrument to which Buyer is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to Buyer.

            6.3     Authorization and Enforceability. This Agreement constitutes Buyer's legal, valid and binding obligation, enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws for the protection of creditors, as well as to general principles of equity, regardless whether such enforceability is considered in a proceeding in equity or at law.

            6.4     Liability for Brokers' Fees. Buyer has not incurred any liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Seller shall have any responsibility whatsoever.

            6.5     Financial Resources. Buyer has the financial resources on hand and immediately available to close the transaction contemplated by this Agreement without financing.

            6.6     Buyer's Evaluation. Buyer is an experienced and knowledgeable investor in the oil and gas business. Buyer has been advised by and has relied solely upon its own expertise in legal, tax and other professional counsel concerning the transaction contemplated by this Agreement, the Assets and the value thereof.

            6.7     Qualified to Hold Leases. Buyer is eligible under all applicable laws and regulations to own the Assets.

ARTICLE 7
COVENANTS AND AGREEMENTS

            7.1     Covenants and Agreements of Seller. Seller covenants and agrees with Buyer that, from the date of execution hereof until the Closing Date, Seller shall not (i) commit to drill any wells on the Lands or conduct any oil and gas exploration, development or production operations on the Leases, or any lands pooled or unitized therewith, (ii) abandon any part of the Assets (except the abandonment of Leases upon the expiration of their respective primary terms); (iii) sell, transfer, assign, convey or otherwise dispose of any of the Assets, or any interest therein; (iv) enter into any farmout agreement, farmin agreement or any other contract affecting the Assets; (v) modify or terminate any Lease; or (vi) create any lien, security interest or encumbrance on the Assets, the oil or gas attributable to the Assets, or the proceeds thereof.

ARTICLE 8
CONDITIONS PRECEDENT TO CLOSING

            8.1     Seller's Conditions. The obligations of Seller at the Closing are subject, at the option of Seller, to the satisfaction or waiver at or prior to the Closing of the following conditions precedent:

                        (a)     All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing, and Buyer shall have performed and satisfied all covenants and agreements required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing in all material respects;

                        (b)     Buyer stands ready, willing and able to Close with Seller;

                        (c)     No order has been entered by any court or governmental agency having jurisdiction over the Parties or the subject matter of this Agreement that restrains or prohibits the purchase and sale contemplated by this Agreement and that remains in effect at Closing; and

                        (d)     The aggregate reductions to the Purchase Price under Section 2.3(b) shall not exceed ten percent (10%) of the Purchase Price.

            8.2     Buyer's Conditions. The obligations of Buyer at the Closing are subject, at the option of Buyer, to the satisfaction or waiver at or prior to Closing of the following conditions precedent:

                        (a)     All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing, and Seller shall have performed and satisfied all covenants and agreements required by this Agreement to be performed and satisfied by Seller at or prior to the Closing in all material respects;

                        (b)     Seller stands ready, willing and able to Close with Buyer, and

                        (c)     No order has been entered by any court or governmental agency having jurisdiction over the Parties or the subject matter of this Agreement that restrains or prohibits the purchase and sale contemplated by this Agreement and that remains in effect at the time of Closing.

ARTICLE 9
RIGHT OF TERMINATION

            9.1     Termination. This Agreement may be terminated in accordance with the following provisions:

                        (a)     by Seller if the conditions set forth in Section 8.1 are not satisfied, through no fault of Seller, or waived by Seller in writing, as of Closing; or

                        (b)     by Buyer if the conditions set forth in Section 8.2 are not satisfied, through no fault of Buyer, or waived by Buyer in writing, as of Closing.

            9.2     Liabilities Upon Termination.

                        (a)     Buyer's Default. If Closing does not occur because Buyer wrongfully fails to tender performance at Closing or otherwise materially breaches this Agreement prior to Closing, and if Seller is not in material default under this Agreement and is ready, willing and able to Close, Seller shall retain the Deposit (and all accrued interest thereon) as liquidated damages and Seller's sole remedy at law and in equity. The Parties agree that the damages that would be suffered by Seller as a result of Buyer's breach would be difficult to estimate and that the liquidated damages described herein represent a reasonable estimation of such damages and do not constitute a penalty. Buyer's failure to close shall not be considered wrongful if Buyer's conditions under Section 8.2 are not satisfied through no fault of Buyer and are not waived by Buyer.

                        (b)     Seller's Default. If Closing does not occur because Seller or Lender wrongfully fails to tender performance at Closing or otherwise materially breaches this Agreement prior to Closing, and Buyer is not in material default under this Agreement and is ready, willing and able to Close, Lender shall return the Deposit (without interest) to Buyer, and Buyer shall retain any legal or equitable remedies for Seller's breach of this Agreement including, without limitation, specific performance. Seller's failure to close shall not be considered wrongful if (i) Seller's conditions under Section 8.1 are not satisfied through no fault of Seller and are not waived by Seller.

                        (c)     Other Termination. If (i) Buyer terminates this Agreement pursuant to Section 4.9, or (ii) Seller and Buyer agree to terminate this Agreement, each Party shall release the other Party from any and all liability for termination of this Agreement, and Lender shall return the Deposit (without interest) to Buyer.

ARTICLE 10
CLOSING

            10.1     Closing. The "Closing" of the transaction contemplated hereby shall be held on or before November 23, 2011, or such other date as the Parties may agree. The date the Closing actually occurs is referred to herein as the "Closing Date." The Closing shall occur at Sklar Exploration Company L.L.C.'s office in Shreveport, Louisiana at 11:00 a.m., or such other place, time and date or in such other manner (such as mail or overnight currier) as may be mutually acceptable to Seller and Buyer.

            10.2     Closing Obligations. At Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

                        (a)     Assignment and Conveyance. Seller and Buyer shall execute, acknowledge and deliver to Buyer an Assignment and Conveyance of the Assets, except for any Leases which shall not be conveyed at Closing pursuant to Section 4.6, Section 4.7 or Section 4.8, substantially in the form of Exhibit B.

                        (b)     Settlement Statement. Seller and Buyer shall execute the Settlement Statement.

                        (c)     Release of Lender's Liens. Lender shall execute, acknowledge and deliver to Buyer the Release of Liens substantially in the form of Exhibit C (the "Release").

                        (d)     Closing Amount. Buyer shall deliver to Lender the Closing Amount by wire transfer in immediately available funds, according to the wire instructions provided by Lender, and Lender on behalf of Seller shall retain the Deposit in partial payment of the Purchase Price.

                        (e)     Guggenheim Funds. Buyer shall deliver to Guggenheim the Guggenheim Funds by wire transfer in immediately available funds according to the wire instructions provided by Guggenheim.

                        (f)     Non-Foreign Status. Seller shall execute and deliver to Buyer an affidavit of non-foreign status and no requirement for withholding under Section 1445 of the Code.

                        (g)     Possession. Seller shall deliver to Buyer possession of the Assets.

ARTICLE 11
POST-CLOSING OBLIGATIONS

            11.1     Records. Seller shall make the originals of the Records available for pick-up by Buyer within ten (10) business days after the Closing Date. Seller may retain copies of the Records and Seller shall have the right to review and copy the Records during standard business hours upon reasonable notice for so long as Buyer retains the Records. Buyer agrees that the Records will be maintained in compliance with all applicable laws governing document retention.

            11.2     Transfer Taxes and Recording Fees. Buyer shall pay all sales, transfer, use or similar taxes occasioned by the sale or transfer of the Leases and all documentary, transfer, filing, licensing, and recording fees required in connection with the processing, filing, licensing or recording of any assignments.

            11.3     Further Assurances. From time to time after Closing, Seller and Buyer shall each execute, acknowledge and deliver to the other such further instruments and take such other action as may be reasonably requested in order to accomplish more effectively the purposes of the transactions contemplated by this Agreement, including assurances that Seller and Buyer are financially capable of performing any indemnification required hereunder.

ARTICLE 12
ASSUMPTION AND RETENTION OF OBLIGATIONS AND
INDEMNIFICATION; DISCLAIMERS

            12.1     Buyer's Assumption of Liabilities and Obligations. Upon Closing, Buyer shall assume and pay, perform, fulfill and discharge all claims, costs, expenses, liabilities and obligations relating to the ownership or operation of the Assets (including those arising under environmental laws) attributable only to periods after the Effective Date (the "Assumed Liabilities").

            12.2     Indemnification.

                        (a)     Losses. "Losses" shall mean any actual losses, costs, expenses (including court costs, reasonable fees and expenses of attorneys, technical experts and expert witnesses and the cost of investigation), liabilities, damages, demands, suits, claims, and sanctions of every kind and character (including civil fines) arising from, related to or reasonably incident to matters indemnified against; excluding however any special, consequential, punitive or exemplary damages, diminution of value of an Asset, loss of profits incurred by a Party hereto or Loss incurred as a result of the indemnified party indemnifying a third party, except to the extent the indemnified party suffers such damages to a third party (other than as a result of the indemnified party's indemnification of such third party).

                        (b)     Seller's Indemnification of Buyer. If the Closing occurs, Seller shall defend, indemnify, and save and hold harmless Buyer, its officers, directors, employees and agents, from and against all Losses which arise directly or indirectly from or in connection with (i) the ownership or operation of the Assets attributable to periods prior to the Effective Time, and (ii) any breach by Seller of this Agreement; provided, however, Seller's aggregate liability for all claims made by Buyer under this Section 12.2(b) or otherwise under this Agreement shall not exceed the Purchase Price.

                        (c)     Buyer's Indemnification of Seller. If the Closing occurs, Buyer assumes all risk, liability, obligation and Losses in connection with, and shall defend, indemnify, and save and hold harmless Seller, its officers, directors, employees and agents, from and against all Losses which arise directly or indirectly from or in connection with (i) the Assumed Liabilities, and (ii) any breach by Buyer of this Agreement.

            12.3     No Insurance; Subrogation. The indemnifications provided in this Article 12 shall not be construed as a form of insurance. Buyer and Seller hereby waive for themselves, their successors or assigns, including, without limitation, any insurers, any rights to subrogation for Losses for which each of them is respectively liable or against which each respectively indemnifies the other, and, if required by applicable policies, Buyer and Seller shall obtain waiver of such subrogation from its respective insurers.

            12.4     Reservation as to Non-Parties. Nothing herein is intended to limit or otherwise waive any recourse Buyer or Seller may have against any non-party for any obligations or liabilities that may be incurred with respect to the Assets.

ARTICLE 13
MISCELLANEOUS

            13.1     Exhibits. The Exhibits to this Agreement are hereby incorporated in this Agreement by reference and constitute a part of this Agreement.

            13.2     Expenses. Except as otherwise specifically provided, all fees, costs and expenses incurred by Buyer or Seller in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring such fees, costs or expenses, including, without limitation, engineering, land, title, legal and accounting fees, costs and expenses.

            13.3     Notices. All notices and communications required or permitted under this Agreement shall be in writing and addressed as set forth below. Any communication or delivery hereunder shall be deemed to have been duly made and the receiving Party charged with notice (i) if personally delivered, when received, (ii) if sent by facsimile transmission, when received, (iii) if mailed, five business days after mailing, certified mail, return receipt requested, or (iv) if sent by overnight courier, one day after sending. Copies of all notices and communications issued by one Party to the other shall be also sent to Lender. All notices shall be addressed as follows:

If to Seller:

Mainland Resources, Inc.
21 Waterway Avenue, Suite 300
The Woodlands, Texas 77380
Attention: Michael J. Newport, President
Office Telephone: 281-362-2860
Facsimile: 713-583-1162
Email: mikenewport@mainlandresources.com

If to Buyer:

Sklar Exploration Company, L.L.C.
401 Edwards Street, Suite 1601
Shreveport, Louisiana 71101
Attention: David A. Barlow, President-Chief Operating Officer
Office Telephone: 318-227-8668
Facsimile: 318-227-9012
Email: dbarlow@sklarexploration.com

If to Lender:

Pierco Management Inc.
1240-666 Burrard Street
Vancouver, B.C. V6C2X8
Attention: ____________________
Office Telephone: (604) 633-0288
Facsimile: (604) 633-0298
Email: ___________________

Any Party may, by written notice so delivered to the other Parties, change the address or individual to which delivery shall thereafter be made.

            13.4     Amendments. Except for waivers specifically provided for in this Agreement, this Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the Party to be charged with such amendment or waiver and delivered by such Party to the Party claiming the benefit of such amendment or waiver.

            13.5     Headings. The headings of the Articles and Sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

            13.6     Counterparts/Fax Signatures. This Agreement may be executed by Buyer and Seller in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument. Fax or .pdf signatures shall be considered binding.

            13.7     References. References made in this Agreement, including use of a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals or entities. As used in this Agreement, "person" shall mean any natural person, corporation, partnership, trust, limited liability company, court, agency, government, board, commission, estate or other entity or authority.

            13.8     Governing Law; Waiver of Jury Trial. This Agreement and the transactions contemplated hereby and any arbitration or dispute resolution conducted pursuant hereto shall be construed in accordance with, and governed by, the laws of the State of Louisiana, without regard to its conflicts of laws rules; provided, however, the laws of the State where the Leases are located shall control this Agreement and the Assignment with respect to conveyancing matters and other real property matters necessarily subject to the laws of the State where the Leases are located. EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

            13.9     Entire Agreement. This Agreement constitutes the entire understanding among the Parties, their respective partners, members, trustees, shareholders, officers, directors and employees with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

            13.10     Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto, and their respective successors and assigns.

            13.11     Survival. The representations, warranties, indemnities and covenants contained in this Agreement shall survive Closing indefinitely, provided that the representations and warranties contained in Sections 5.7, 5.8, 5.9 and 5.10 shall terminate six (6) months after the Closing Date.

            13.12     No Third-Party Beneficiaries. This Agreement is intended only to benefit the Parties hereto and their respective successors and assigns.

            13.13     Waiver. The waiver or failure of any Party to enforce any provision of this Agreement shall not be construed or operate as a waiver of any further breach of such provision or of any other provision of this Agreement.

            13.14     Limitation on Damages. The Parties hereto expressly waive any and all rights to consequential, special, incidental, punitive or exemplary damages, or loss of profits resulting from any breach of this Agreement.

            13.15     Severability. It is the intent of the Parties that the provisions contained in this Agreement shall be severable. Should any provisions, in whole or in part, be held invalid as a matter of law, such holding shall not affect the other portions of this Agreement, and such portions that are not invalid shall be given effect without the invalid portion.

            13.16     Announcements. Except as and to the extent required by law, neither Buyer nor Seller will make, directly or indirectly, any public comment, statement, or communication with respect to, or otherwise disclose or permit the disclosure of the existence of discussions regarding, a transaction between the Parties or any of the terms, conditions, or other aspects of this Agreement or the transaction contemplated thereby, without the prior written consent of the other; provided, however, if a Party is required to make such public announcement or statement by law or under the rules and regulations of the New York Stock Exchange (or other public stock exchange of similar reputation and standing) on which the shares of such Party or any of its Affiliates are listed, then the same may be made without the approval of the other Party. The opinion of counsel of the Party making such announcement or statement shall be conclusive evidence of such requirement by law or rules or regulations.

ARTICLE 14
SPECIAL APPEARANCE OF LENDER

            14.1     As an additional inducement to Buyer to enter into this Agreement, the Lender, Pierco Management, Inc., represented herein by its undersigned, duly authorized President Brent Pierce, does hereby appear, acknowledge and agree that, in consideration of the benefits and other considerations accruing to Lender under this Agreement, Lender does hereby (a) ratify and join in this Agreement to the extent of any interest in the Assets, the Deposit or the Purchase Price which Lender may have or may hereafter acquire, (b) agree to release and relinquish at Closing in favor of Buyer any and all mortgages, liens, security interests and other encumbrances that cover and affect the Assets, (c) agree to execute and deliver the Release to Buyer at Closing as provided in Section 10.2, and (d) agree to be bound by the terms of this Agreement to the extent applicable to Lender or to any interest in the Assets, the Deposit or the Purchase Price which Lender may have or may hereafter acquire in the Assets.

[signatures on next page]

            IN WITNESS WHEREOF the Parties have executed this Agreement effective as of the Effective Date.

SELLER:

MAINLAND RESOURCES, INC.

By:  /s/ Michael J. Newport
Name:  Michael J. Newport
Title:   President

BUYER:

SKLAR EXPLORATION COMPANY

By:  /s/ David A. Barlow
Name:  David A. Barlow
Title:    President-Chief Operating Officer

LENDER:

PIERCO MANAGEMENT, INC.

By:  /s/ Brent Pierce
Name:  Brent Pierce
Title:    President

EXHIBIT "A"

LEASES AND LANDS

(Attached to Amendment and Restatement of Lease Acquisition Agreement dated effective as of October 1, 2011, between

Sklar Exploration Company L.L.C. and Mainland Resources, Inc.)
MAINLAND EAST HOLLY LEASEHOLD RIGHTS ABOVE BASE OF UPPER BOSSIER
LEASES					Unit	Lease	Book/	Extension
S-T-R and Lessor	Net Acs.	Lse NRI	Unit WI	Unit NRI	Gr Ac	Date	Page	Bk/Page	Expiration
SECTION 11-13N-14W
MARY GRIFFITH	273.65	0.72000000	0.42737779	0.30771201	640.3	5/15/2007	912/46		HBP
MICHAEL D. BURFORD	120.00	0.72000000	0.18741215	0.13493675	640.3	5/15/2007	912/54		HBP
CODY E. BURFORD	120.00	0.72000000	0.18741215	0.13493675	640.3	5/15/2007	912/58		HBP
FRANKLIN FARMS, LLC	63.33	0.72000000	0.09889895	0.07120725	640.3	8/20/2007	921/288		HBP
WILLIAM J. COLE, ET UX	63.33	0.72000000	0.09889895	0.07120725	640.3	8/20/2007	921/292		HBP
	640.30		1.00000000	0.72000000

SECTION 12-13N-14W
MICHAEL D. BURFORD	100.00	0.72000000	0.15625000	0.11250000	640	5/15/2007	921/54		HBP
CODY E. BURFORD	100.00	0.72000000	0.15625000	0.11250000	640	5/15/2007	912/58		HBP
Sybil G. Clarke & Harris G.(H&W)	120.00	0.72000000	0.18750000	0.13500000	640	5/17/2007	912/62		HBP
Old Farm, LLC	80.00	0.72000000	0.12500000	0.09000000	640	8/7/2007	919/231		HBP
Cornelia S. Morgan	80.00	0.72000000	0.12500000	0.09000000	640	8/7/2007	919/227		HBP
	480.00		0.75000000	0.54000000	640

SECTION 14-13N-14W
Carolyn Griffith Moffett	7.23	0.72000000	0.01128906	0.00812813	640	2/1/2008	934/33		HBP
Barbara Griffith Couch	7.23	0.72000000	0.01128906	0.00812813	640	2/1/2008	938/872		HBP
Lena Griffith Savarese	7.23	0.72000000	0.01128906	0.00812813	640	2/1/2008	935/647		HBP
Dana Griffith	3.60	0.72000000	0.00562500	0.00405000	640	2/1/2008	935/706		HBP
Janis Jane Griffith Figueroa	3.60	0.72000000	0.00562500	0.00405000	640	2/1/2008	933/635		HBP

A-1

Mary A. Edwards Griffith Usufruct, Deborah G. Griffith etal Naked Own	2.90	0.72000000	0.00453125	0.00326250	640	3/6/2008	937/727		HBP
Carolyn Patricia Lowrey	1.45	0.72000000	0.00226563	0.00163125	640	2/1/2008	934/166		HBP
John Perry Lowrey	1.45	0.72000000	0.00226563	0.00163125	640	2/1/2008	935/178		HBP
Luthur M. Upchurch	34.70	0.72000000	0.05421875	0.03903750	640	7/29/2005	852/162	ex.931/9	HBP
Carolyn Griffith Moffett	9.90	0.72000000	0.01546875	0.01113750	640	2/1/2008	934/33		HBP
Barbara Griffith Couch	9.90	0.72000000	0.01546875	0.01113750	640	2/1/2008	938/872		HBP
Lena Griffith Savarese	9.90	0.72000000	0.01546875	0.01113750	640	2/1/2008	935/647		HBP
Dana Griffith	4.95	0.72000000	0.00773438	0.00556875	640	2/1/2008	935/706		HBP
Janis Jane Griffith Figueroa	4.95	0.72000000	0.00773438	0.00556875	640	2/1/2008	933/635		HBP
Mary A. Edwards Griffith Usufruct, Deborah G. Griffith etal Naked Own	3.95	0.72000000	0.00617188	0.00444375	640	3/6/2008	937/727		HBP
Carolyn Patricia Lowrey	1.98	0.72000000	0.00308594	0.00222188	640	2/1/2008	934/166		HBP
John Perry Lowrey	1.98	0.72000000	0.00308594	0.00222188	640	2/1/2008	935/178		HBP
George E. McGovern, Jr.	47.50	0.72000000	0.07421875	0.05343750	640	2/1/2008	933/268		HBP
Carolyn Griffith Moffett	0.53	0.72000000	0.00082031	0.00059063	640	2/1/2008	934/33		HBP
Barbara Griffith Couch	0.53	0.72000000	0.00082031	0.00059063	640	2/1/2008	938/872		HBP
Lena Griffith Savarese	0.53	0.72000000	0.00082031	0.00059063	640	2/1/2008	935/647		HBP
Dana Griffith	0.25	0.72000000	0.00039063	0.00028125	640	2/1/2008	935/706		HBP
Janis Jane Griffith Figueroa	0.25	0.72000000	0.00039063	0.00028125	640	2/1/2008	933/635		HBP
Mary A. Edwards Griffith Usufruct, Deborah G. Griffith etal Naked Own	0.20	0.72000000	0.00031250	0.00022500	640	3/6/2008	937/727		HBP
Carolyn Patricia Lowrey	0.10	0.72000000	0.00015625	0.00011250	640	2/1/2008	934/166		HBP
John Perry Lowrey	0.10	0.72000000	0.00015625	0.00011250	640	2/1/2008	935/178		HBP
Patrick K. McGovern and Ramona B. McGovern	2.50	0.72000000	0.00390625	0.00281250	640	2/1/2008	934/381		HBP
Elsa Rocquin Mims	13.33	0.72000000	0.02082031	0.01499063	640	2/26/2008	935/594		HBP
	182.68		0.28542969	0.20550938

SECTION 15-13N-14W
Carolyn Griffith Moffett	37.50	0.72000000	0.05859375	0.04218750	640	7/11/2005	852/129		HBP
Barbara Griffith Couch	37.50	0.72000000	0.05859375	0.04218750	640	7/11/2005	852/126		HBP
Lena Griffith Savarese	37.50	0.72000000	0.05859375	0.04218750	640	7/11/2005	852/117	ext. 930/416	HBP

Dana Griffith	18.75	0.72000000	0.02929688	0.02109375	640	7/11/2005	852/120	ext. 938/872	HBP
Janis Jane Griffith Figueroa	18.75	0.72000000	0.02929688	0.02109375	640	7/11/2005	849/635	ext. 932/376	HBP
Mary A. Edwards Griffith et al	15.00	0.72000000	0.02343750	0.01687500	640	8/19/2005	855/611	ext. 930/792	HBP
Carolyn Patricia Lowrey	7.50	0.72000000	0.01171875	0.00843750	640	7/22/2005	854/708	ext. 938/872	HBP
John Perry Lowrey	7.50	0.72000000	0.01171875	0.00843750	640	7/22/2005	854/304	ext 930/222	HBP
Waylan R. Nattin, Sr.	18.15	0.72000000	0.02835938	0.02041875	640	6/16/2005	849/624	ext 934/166	HBP
Waylan R. Nattin, Jr	9.08	0.72000000	0.01417969	0.01020938	640	6/16/2005	849/624	ext 935/178	HBP
Rodney I. Nattin	9.08	0.72000000	0.01417969	0.01020938	640	6/16/2005	849/624	ext 931/12	HBP
Leslie Brent Moseley	36.30	0.72000000	0.05671875	0.04083750	640	7/11/2005	852/132	ext 931/12	HBP
Sandra Elizabeth Townson Phillips	36.30	0.72000000	0.05671875	0.04083750	640	6/28/2005	852/123	ext 931/12	HBP
Charles T. Odum, Jr	18.30	0.72000000	0.02859375	0.02058750	640	6/20/2005	854/294	ext 931/238	HBP
Desert Partners III, LP	40.20	0.72000000	0.06281250	0.04522500	640	3/14/2008	938/779	ext 930/529	HBP
Simeon K. Horton	2.70	0.72000000	0.00421875	0.00303750	640	3/14/2008	943/217	ext 930/231	HBP
Ashley Tad Hillin	2.25	0.72000000	0.00351563	0.00253125	640	3/14/2008	940/398
	352.35	0.72000000	0.55054688	0.39639375

SECTION 16-13N-14W
Stevenson Douglas, L.L.C.	228.75	0.72000000	0.35674740	0.25685813	641.21	10/18/2007	927/156		HBP
Marjorie Stevenson Douglas	152.58	0.72000000	0.23794857	0.17132297	641.21	10/18/2007	927/156		HBP
Robert Dale Jones and Sharon H. Jones	119.70	0.72000000	0.18667831	0.13440838	641.21	11/30/2007	928/18		HBP
William J. Cole and Charleen M. Cole	64.20	0.72000000	0.10012320	0.07208871	641.21	10/12/2007	927/151		HBP
Betty C. Edwards	41.20	0.72000000	0.06425352	0.04626253	641.21	10/15/2007	925/552		HBP
Desert Partners III, LP	5.15	0.72000000	0.00803169	0.00578282	641.21	3/14/2008	938/779		HBP
Simeon K. Horton	0.35	0.72000000	0.00054584	0.00039301	641.21	3/14/2008	943/217		HBP
Ashley Tad Hilin	0.28	0.72000000	0.00042888	0.00030879	641.21	3/14/2008	940/398		HBP
	612.20		0.95475741	0.68742534

SECTION 21-13N-14W
Desert Partners III, LP	93.23	0.72000000	0.14566406	0.10487813	640	3/14/2008	938/779		HBP
Simeon K. Horton	6.28	0.72000000	0.00980469	0.00705938	640	3/14/2008	943/217		HBP
Ashley Tad Hillin	5.25	0.72000000	0.00820313	0.00590625	640	3/14/2008	940/398		HBP

	104.75		0.16367188	0.11784375

SECTION 22-13N-14W
Desert Partners III, LP	65.25	0.72000000	0.10195313	0.07340625	640	3/14/2008	938/779	3/14/2011
Simeon K. Horton	4.40	0.72000000	0.00687500	0.00495000	640	3/14/2008	943/217	3/14/2011
Ashlety Tad Hillin	3.68	0.72000000	0.00574219	0.00413438	640	3/14/2008	940/398	3/14/2011
Cody Hislope	5.00	0.72000000	0.00781250	0.00562500	640	3/3/2008	936/160	3/3/2011
Terry Cole Jr	5.00	0.72000000	0.00781250	0.00562500	640	3/4/2008	936/156	3/3/2011
Martin and Janice Lingle	10.00	0.72000000	0.01562500	0.01125000	640	3/4/2008	936/164	3/4/2011
Jeremy and Tyra Blake	5.00	0.72000000	0.00781250	0.00562500	640	3/3/2008	938/317	3/3/2011
	98.33		0.15363281	0.11061563

SECTION 7-13N-13W
Old Farm, LLC	80.00	0.72000000	0.12474466	0.08981616	641.31	8/29/2007	920/858	HBP
Cornelia S. Morgan	80.00	0.72000000	0.12474466	0.08981616	641.31	8/29/2007	920/862	HBP
Herbert Marshall Juergens	10.00	0.72000000	0.01559308	0.01122702	641.31	3/17/2008	938/600	HBP
	170.00		0.26508241	0.19085933

TOTAL	2,640.60

					Unit
					HARBSUU
					HARASU53
					HARASU54
					HARASUAA
					HARASUC

Exhibit "B"

(Attached to Amendment and Restatement of
Lease Acquisition Agreement
dated effective as of October 1, 2011, between
SKLAR EXPLORATION COMPANY L.L.C. AND
MAINLAND RESOURCES, INC.)

ASSIGNMENT AND CONVEYANCE
OF OIL, GAS AND MINERAL LEASES

            This Assignment and Conveyance (the "Assignment") dated as of October 1, 2010, is by and between MAINLAND RESOURCES, INC., a Nevada corporation, whose address is 21 Waterway Avenue, Suite 300, The Woodlands, Texas 77380 ("Assignor") and SKLAR EXPLORATION COMPANY, L.L.C., a Louisiana limited liability company, whose address is 401 Edwards Street, Suite 1601, Shreveport, Louisiana 71101 ("Assignee").

            For Ten Dollars and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Assignor does hereby grant, bargain, sell, convey, assign, transfer, set over and deliver to Assignee all of Assignor's right, title and interest in and to the following (collectively, the "Assets"):

            A.     All oil, gas and mineral leases (collectively, the "Leases") covering lands located in whole or in part within (1) Sections 11, 12, 14, 15, 16, 21, and 22 in Township 13 North, Range 14 West, DeSoto Parish, Louisiana, and (2) Section 7, Township 13 North, Range 13 West, DeSoto Parish, Louisiana, including, without limitation, those oil, gas and mineral leases described in Exhibit "A" attached hereto and by reference made a part hereof, but only as to the depths from the surface of the lands covered by Leases down to100 feet below the stratigraphic equivalent of the base of the Cotton Valley formation, as identified at 10,260 feet log depth in the electric log of the Winchester Samuels 23-1 well (API#17-031-24064). The net revenue interest herein conveyed to Assignee shall not be less than seventy-five percent (75%) of all production attributable to the Leases proportionally reduced to the interests being conveyed herein; and

            B.     All unitization, pooling and communitization agreements, declarations, orders, and the units created thereby relating to the properties and interests described in Section 1.2(a) and to the production of oil, gas and other hydrocarbons ("Hydrocarbons"), if any, attributable to said properties and interests, and all surface leases, permits, rights-of-way, easements and other surface rights agreements used or held in connection with the exploration, drilling, production, gathering, treatment, processing, storing, sale or disposal of Hydrocarbons or produced water from the interests described in paragraph "A" above; and

            C.     To the extent transferable and in Assignor's possession, all of Assignor's land records, lease records, contract files, title records (including abstracts of title, title opinions and memoranda, title curative documents and broker run sheets) and other records relating to the items described in paragraphs "A" and "B" above but excluding any seismic, geological, geophysical and interpretative data or information and any information covered by the attorney-client or attorney work-product privilege or confidentiality restrictions that prevent their disclosure to Buyer.

Exhibit B

            TO HAVE AND TO HOLD the Assets unto Assignee, its successors and assigns, forever, subject to the following terms and conditions.

            Assignor agrees to warrant and forever defend title to the Assets unto Assignee against the claims and demands of all persons claiming, or to claim the same, or any part thereof, by, through or under Assignor, but with full substitution and subrogation of all rights and actions of warranty which Assignor may have against all preceding owners or vendors of the Assigned Interests.

            This Assignment is made subject to that certain Amendment and Restatement of Lease Acquisition Agreement dated effective as of October 1, 2011, by and between Assignor and Assignee (the "Agreement"). The Agreement contains certain representations, warranties and agreements between the parties, some of which survive the delivery of this Assignment, as provided for therein and shall not be merged into this Assignment or be otherwise negated by the execution or delivery of this Assignment. This Assignment shall not be construed to amend the Agreement or vary the rights or obligations of either Assignor or Assignee from those set forth in the Agreement. In the event of any conflict between this Assignment and the Agreement, the terms of the Agreement shall control. All defined terms in this Assignment have the same meaning as set forth in the Agreement.

            This Assignment binds and inures to the benefit of Assignor and Assignee and their respective successors and assigns.

            This Assignment may be executed in any number of counterparts, and each counterpart shall be deemed to be an original instrument and binding on the signatory parties, but all such counterparts shall constitute but one instrument. The parties further agree that for recordation purposes, the signature pages from each such counterpart may be detached and compiled into one composite original.

            IN WITNESS WHEREOF, this Assignment has been executed by the parties hereto effective as of October 1, 2011.

[signatures on following page]

Exhibit B

WITNESSES:

__________________________________
Printed Name:

__________________________________
Printed Name:

__________________________________
Printed Name:

__________________________________
Printed Name:

ASSIGNOR: MAINLAND RESOURCES, INC. By: Name: Michael J. Newport Title: President ASSIGNEE: SKLAR EXPLORATION COMPANY L.L.C. By: Name: David A. Barlow Title: President-Chief Operating Officer

Exhibit B

STATE OF TEXAS COUNTY OF	) ) ss: )

            The foregoing instrument was acknowledged before me on this ___ day of November, 2011, by Michael J. Newport as the President of Mainland Resources, Inc., a Nevada corporation, who further acknowledged that he, as such President and with full authority, executed the same voluntarily for and as the act of said corporation.

            (SEAL)

___________________________________
Notary Public in and for the State of Texas

My Commission Expires: ______________
STATE OF LOUSIANA COUNTY OF	) ) ss: )

            The foregoing instrument was acknowledged before me on this ___ day of November, 2011, by David A. Barlow as the President-Chief Operating Officer of Sklar Exploration Company L.L.C, a Louisiana limited liability company, who further acknowledged that he, as such President and Chief Operating Officer and with full authority, executed the same voluntarily for and as the act of said company.

            (SEAL)

______________________________________
Notary Public in and for the State of Louisiana

My Commission Expires: _________________

Exhibit B

EXHIBIT "A"

LEASES AND LANDS

(Attached to Assignment and Conveyance of Oil, Gas and Mineral Leases
dated effective as of October 1, 2011, between
Sklar Exploration Company L.L.C., as Assignee and
Mainland Resources, Inc., as Assignor)
LEASES	Lease	Book/	Extension
S-T-R and Lessor	Date	Page	Bk/Page
SECTION 11-13N-14W
MARY GRIFFITH	5/15/2007	912/46
MICHAEL D. BURFORD	5/15/2007	912/54
CODY E. BURFORD	5/15/2007	912/58
FRANKLIN FARMS, LLC	8/20/2007	921/288
WILLIAM J. COLE, ET UX	8/20/2007	921/292

SECTION 12-13N-14W
MICHAEL D. BURFORD	5/15/2007	921/54
CODY E. BURFORD	5/15/2007	912/58
Sybil G. Clarke & Harris G.(H&W)	5/17/2007	912/62
Old Farm, LLC	8/7/2007	919/231
Cornelia S. Morgan	8/7/2007	919/227

SECTION 14-13N-14W
Carolyn Griffith Moffett	2/1/2008	934/33
Barbara Griffith Couch	2/1/2008	938/872
Lena Griffith Savarese	2/1/2008	935/647
Dana Griffith	2/1/2008	935/706
Janis Jane Griffith Figueroa	2/1/2008	933/635
Mary A. Edwards Griffith Usufruct, Deborah G. Griffith etal Naked Own	3/6/2008	937/727
Carolyn Patricia Lowrey	2/1/2008	934/166
John Perry Lowrey	2/1/2008	935/178
Luthur M. Upchurch	7/29/2005	852/162	ext. 931/9
Carolyn Griffith Moffett	2/1/2008	934/33
Barbara Griffith Couch	2/1/2008	938/872
Lena Griffith Savarese	2/1/2008	935/647
Dana Griffith	2/1/2008	935/706
Janis Jane Griffith Figueroa	2/1/2008	933/635
Mary A. Edwards Griffith Usufruct, Deborah G. Griffith etal Naked Own	3/6/2008	937/727

Exhibit A to Exhibit B

Carolyn Patricia Lowrey	2/1/2008	934/166
John Perry Lowrey	2/1/2008	935/178
George E. McGovern, Jr.	2/1/2008	933/268
Carolyn Griffith Moffett	2/1/2008	934/33
Barbara Griffith Couch	2/1/2008	938/872
Lena Griffith Savarese	2/1/2008	935/647
Dana Griffith	2/1/2008	935/706
Janis Jane Griffith Figueroa	2/1/2008	933/635
Mary A. Edwards Griffith Usufruct, Deborah G. Griffith et. al Naked Own	3/6/2008	937/727
Carolyn Patricia Lowrey	2/1/2008	934/166
John Perry Lowrey	2/1/2008	935/178
Patrick K. McGovern and Ramona B. McGovern	2/1/2008	934/381
Elsa Rocquin Mims	2/26/2008	935/594

SECTION 15-13N-14W
Carolyn Griffith Moffett	7/11/2005	852/129
Barbara Griffith Couch	7/11/2005	852/126
Lena Griffith Savarese	7/11/2005	852/117	ext. 930/416
Dana Griffith	7/11/2005	852/120	ext. 938/872
Janis Jane Griffith Figueroa	7/11/2005	849/635	ext. 932/376
Mary A. Edwards Griffith et al	8/19/2005	855/611	ext. 930/792
Carolyn Patricia Lowrey	7/22/2005	854/708	ext. 938/872
John Perry Lowrey	7/22/2005	854/304	ext 930/222
Waylan R. Nattin, Sr.	6/16/2005	849/624	ext 934/166
Waylan R. Nattin, Jr	6/16/2005	849/624	ext 935/178
Rodney I. Nattin	6/16/2005	849/624	ext 931/12
Leslie Brent Moseley	7/11/2005	852/132	ext 931/12
Sandra Elizabeth Townson Phillips	6/28/2005	852/123	ext 931/12
Charles T. Odum, Jr	6/20/2005	854/294	ext 931/238
Desert Partners III, LP	3/14/2008	938/779	ext 930/529
Simeon K. Horton	3/14/2008	943/217	Ext 930/231
Ashley Tad Hillin	3/14/2008	940/398

SECTION 16-13N-14W
Stevenson Douglas, L.L.C.	10/18/2007	927/156
Marjorie Stevenson Douglas	10/18/2007	927/156
Robert Dale Jones and Sharon H. Jones	11/30/2007	928/18
William J. Cole and Charleen M. Cole	10/12/2007	927/151
Betty C. Edwards	10/15/2007	925/552
Desert Partners III, LP	3/14/2008	938/779

Exhibit A

Simeon K. Horton	3/14/2008	943/217
Ashley Tad Hilin	3/14/2008	940/398

SECTION 21-13N-14W
Desert Partners III, LP	3/14/2008	938/779
Simeon K. Horton	3/14/2008	943/217
Ashley Tad Hillin	3/14/2008	940/398

SECTION 22-13N-14W
Desert Partners III, LP	3/14/2008	938/779
Simeon K. Horton	3/14/2008	943/217
Ashlety Tad Hillin	3/14/2008	940/398
Cody Hislope	3/3/2008	936/160
Terry Cole Jr	3/4/2008	936/156
Martin and Janice Lingle	3/4/2008	936/164
Jeremy and Tyra Blake	3/3/2008	938/317

SECTION 7-13N-13W
Old Farm, LLC	8/29/2007	920/858
Cornelia S. Morgan	8/29/2007	920/862
Herbert Marshall Juergens	3/17/2008	938/600

Exhibit A

EXHIBIT "C"

(Attached to Assignment and Conveyance of Oil, Gas and Mineral Leases
dated effective as of October 1, 2011, between
Sklar Exploration Company L.L.C., as Assignee and
Mainland Resources, Inc., as Assignor)

RELEASE OF MORTGAGES, LIENS AND SECURITY INTERESTS

            THIS AGREEMENT is made and entered into this _____ day of November, 2011, to be effective as of October 1, 2011 (the "Effective Date"), by and between Pierco Management, Inc., a British Columbia corporation, whose mailing address is 666 Burrard Street, Suite 1240, Vancouver, British Columbia V6C 2X8, Canada, herein represented by Brent Pierce, its duly authorized President (hereinafter "Lender"), and Mainland Resources, Inc., a Nevada corporation, whose mailing address is 21 Waterway Avenue, Suite 300, The Woodlands, Texas 77380, herein represented by Michael J. Newport, its duly authorized President (hereinafter "Mainland").

RECITALS

            Mainland is currently indebted to Lender for funds heretofore advanced to Mainland, which funds and all other obligations of Mainland in favor of Lender are hereinafter referred to as the "Obligations.

            The Obligations are presently secured by one or more mortgages, liens and financing statements encumbering some or all of the assets of Mainland, which mortgages, liens and financing statements are hereinafter collectively referred to as the "Encumbrances", which Encumbrances include, without limitation to, that certain UCC Financing Statement filed on September 1, 2011 under Registry No. 16-6744 in the UCC Central Registry of the Louisiana Secretary of State.

            In order to obtain funds for the purpose of paying off a portion of the Obligations, Mainland has agreed to convey to Sklar Exploration Company, L.L.C., a Louisiana limited liability company, whose mailing address is 401 Edwards Street, Suite 1601, Shreveport, Louisiana 71101 (hereinafter "Sklar") all of Mainland's right, title and interest in and to all oil, gas and mineral leases covering lands located in whole or in part within Sections 11, 12, 14, 15, 16, 21 and 22, Township 13 North, Range 14 West, and Section 7, Township 13 North, Range 13 West, DeSoto Parish, Louisiana (the "Subject Area"), and all rights associated therewith, including all contract rights related thereto and all production and proceeds of production therefrom, as said assets are more particularly described in that certain Assignment and Conveyance of Oil, Gas and Mineral Leases, from Mainland to Sklar, dated as of October 1, 2011, and recorded under Registry No. ______________, in the Conveyance Records of DeSoto Parish, Louisiana (the "Assignment"), all of which assets are collectively referred to hereinafter as the "Assets".

Exhibit C

            As a condition of such sale, Sklar has required Mainland to obtain the release of any and all Encumbrances affecting the Assets, effective as of October 1, 2011, and Lender has agreed to grant such release.

AGREEMENT

            In consideration of the premises aforesaid, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1

            Lender hereby releases, discharges and cancels any and all Encumbrances insofar and only insofar as they may affect or encumber the Assets, or any portion thereof. Particularly, but without limitation thereto, Lender agrees to amend partially, by appropriate filings in the UCC Central Registry of the Louisiana Secretary of State, that certain UCC Financing Statement filed on September 1, 2011, under Registry No. 16-6744 (the "UCC-1 Filing") insofar and only insofar as the UCC-1 Filing covers and affects the Assets or any portion thereof. Lender furthermore assigns to Sklar, as transferee of Mainland, any and all rights in production from the Subject Area, or in the proceeds from the sale thereof, heretofore assigned to Lender by Mainland.

2

            1.1     For the same consideration referenced above, Lender hereby agrees to execute, acknowledge and deliver to Sklar such further instruments and take such other action as may be reasonably requested in order to accomplish more effectively the full and final release of the Encumbrances insofar as they may now or hereafter affect the Assets.

3

            To the extent any of the Encumbrances has been recorded in the public records of DeSoto Parish, Louisiana, Lender does hereby request, authorize and direct the Clerk of Court for DeSoto Parish to cancel and erase the inscription of such Encumbrance from the records of his office insofar as it affects any of the Assets conveyed by Mainland to Sklar by the aforesaid Assignment.

(signatures begin on the following page)

Exhibit "C"

            THUS DONE AND PASSED, before me, the undersigned Notary Public, and in the presence of the undersigned witnesses, on this _____ day of November, 2011, to be effective as of the Effective Date.

WITNESSES: _________________________________ Printed Name:______________________ __________________________________ Printed Name:_______________________	PIERCO MANAGEMENT, INC. By: _____________________________ Brent Pierce, President

______________________________________
NOTARY PUBLIC,

in and for British Columbia, Canada

Print Name:____________________________
My Commission Expires:_____________________

Exhibit "C"

            THUS DONE AND PASSED, before me, the undersigned Notary Public, and in the presence of the undersigned witnesses, on this _____ day of November, 2011, to be effective as of the Effective Date.

WITNESSES: _________________________________ Printed Name:______________________ __________________________________ Printed Name:_______________________	MAINLAND RESOURCES, INC. By: _____________________________ Michael J. Newport, President

______________________________________
NOTARY PUBLIC,
in and for the State of Texas

Print Name:______________________________
My Commission Expires:_____________________

Exhibit "C"